COX                                                                 TCA
COMMUNICATIONS                                                   CABLE TV

A conference call for media will be held today at 11:30 a.m. (EDT). The dial-in number is 1-212-896-6093. The call will be available for replay for 72 hours at 1-800-633-8284 (U.S.) and 619-812-6440 (international).
The replay code is 12369149.

For more information about this transaction, please access the Cox Communications web site at www.cox.com/investor.

FOR RELEASE IMMEDIATELY MAY 12, 1999

                COX COMMUNICATIONS TO ACQUIRE TCA CABLE TV

  Agreement Creates 4th Largest Cable Operator in $4 Billion Transaction

     ATLANTA - Cox Communications, Inc., and TCA Cable TV, Inc., today announced a definitive merger agreement in which Cox will acquire TCA in a cash and stock transaction valued at $63.89 per share, or $4.0 billion. TCA's cable television operations serve approximately 883,000 customers in Texas, Arkansas, Louisiana and four other states. Through VPI Communications, Inc. (dba, "CableTime"), TCA also is a leader in cable advertising sales, providing turnkey advertising services to 82 multiple system operators representing more than 3.5 million customers nationwide.

     The transaction has been approved by the Boards of both companies and already approximately 21 percent of the TCA shareholders have agreed to vote their shares in favor of the transaction.

     Following close of this transaction and the completion of Cox's announced acquisition of Media General, Inc.'s cable television operations, which serve more than 264,000 customers in northern Virginia, Cox will serve approximately 5 million customers, making it the fourth largest cable company in the United States.

     In making the announcement, Jim Robbins, President and CEO of Cox, commented, "TCA represents an ideal platform for further middle market consolidation, and will become the cornerstone of our plans to offer advanced services in middle-market communities. The demographics in TCA's markets and their exemplary customer service have resulted in one of the industry's highest penetration levels of basic and pay services, and form a solid foundation for growth in current and future services.

     "Additionally, TCA has a number of cultural attributes that make it a great fit for us; a powerful commitment to customer service, a solid
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management team, strong balance sheet and a technologically advanced network. We're pleased to add these high-quality operations to our strong portfolio and we look forward to capitalizing on the bright prospects that exist in these areas for residential and commercial communications services. I'm also pleased that Fred Nichols, TCA Chairman, CEO and President, will continue to head up these operations."

     Nichols said, "The synergies to be garnered through our association with an award-wining cable operation like Cox Communications are exciting. Combining with Cox will allow TCA to more swiftly fulfill its dream of being a totally integrated communications provider in our operating areas.

     "TCA's employees, customers and communities also will benefit from Cox's extensive experience in telephony and advanced data services, as well as from the company's historic customer service focus. In addition, we believe this transaction will bring the highest ultimate value for our shareholders and a strong base from which to continue and enhance competitive product offerings for the future," Nichols continued.

     The nation's 10th-largest cable operator, TCA owns and operates geographically concentrated, highly penetrated advanced cable systems with 95 percent of its customers located in five regions in three states in the south-central United States. With 1.2 million homes passed, TCA has completed a number of system upgrades and has begun the deployment of high-speed Internet access and digital video services. In addition to receiving TCA's cable holdings and VPI Communications, Cox also will acquire TCA subsidiary TCA Communications, a provider of high-speed Internet access via cable modem and business-to-business data transmission services.

     Each TCA shareholder will receive $31.25 in cash and 0.3709 shares of Cox Class A Common Stock. Alternatively, TCA shareholders can elect to receive $62.50 in cash per TCA share or 0.7418 shares of Cox Class A Common Stock per TCA share, subject in each case to proration in the event that such elections would otherwise result in the payment of more than $1.6 billion in cash or the issuance of more than 19 million shares of Cox Class A Common Stock to TCA shareholders. The stock portion of the consideration is intended to be tax-free to TCA shareholders.


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     Adjusted for the value of TCA's non-cable assets, the transaction value represents approximately 16.1 times estimated year 2000 cash flow, which includes anticipated synergies. The per-subscriber valuation is approximately $4,115.

     Subject to certain conditions including TCA shareholder and regulatory approvals, the transaction is expected to close in late 1999.

     Following the transaction, Cox Enterprises, Inc., will remain the majority shareholder with 67.2 percent of the economic interest and 76.8 percent of the voting power in Cox Communications, Inc. TCA shareholders will hold approximately 6.3 percent economic interest and 4.4 percent of voting power in Cox Communications.

     Merrill Lynch & Co. acted as financial advisor to Cox in the transaction, and TCA Cable was represented by Donaldson, Lufkin and Jenrette.

     Cox Communications, Inc. (NYSE:COX) is among the nation's leading broadband communications companies, serving 3.8 million customers. Following the close of all pending transactions, Cox will serve approximately 5 million customers. A full service provider of telecommunications products, Cox offers an array of services, including cable television under the Cox Cable brand; local and long distance telephone services under the Cox Digital Telephone brand; high speed Internet access via Cox@Home; advanced digital video programming services under the Cox Digital TV brand; and commercial voice and data services via Cox Business Services. Cox is an investor in several telecommunications companies, including AT&T, Spring PCS and At Home Network, as well as numerous programming networks, including Discovery Channel, The Learning Channel, Outdoor Life and Speedvision. More information about Cox Communications can be accessed on the Internet at www.cox.com.

     TCA Cable TV, Inc. provides analog and digital cable television services, as well as high-speed data services through its subsidiary TCA Communications, Inc., operating as TCA Internet. Its advertising subsidiary, VPI Communications, Inc., operating as CableTime, is the nation's largest third-party cable television advertising sales and production entity. TCA Cable TV, Inc., stock is publicly traded on the


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Nasdaq National Market System under the symbol TCAT.  More information about TCA Cable TV can be accessed on the Internet at www.tca-cable.com. Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. These forwarding-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Cox anticipates. Factors that could have a material and adverse impact on actual results are described in Cox's current report on Form 10-K, dated March 29, 1999. All forward-looking statements in this press release are qualified by reference to the cautionary statements included in Cox's Form 10-K. (Please see attached for additional information regarding this transaction)
                         #          #          #

CONTACT:

Cox Communications, Inc.                  TCA Cable TV:
Media:         Ellen East 404/843-5281    Bob Roseman,
          via pager:  1-888-773-6994      VP, Business Development
          Amy Porter 404/843-5769         903/579-3126

Analysts/
Investors:     Mark Major 404/843-5447    Jimmie Taylor, VP and CFO
          via pager:  1-888-467-9374      903/579-3108




















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                             MERGER OVERVIEW

-  Cox & TCA Signed Definitive Merger Agreement
-  Cox Will Acquire TCA for Approximately $63.89 per Share in Cash &
   Stock
-  Total Transaction Value = $4.0 Billion
- Each TCA Shareholder Will Receive $31.25 in Cash ($1.6 Billion Aggregate) and 0.3709
   Cox Class A Common Shares (Fixed Exchange Ratio Representing 19 Million New Shares Issued)
-  Cash/Stock Election Available to TCA Shareholders, Subject to
   Proration
-  Stock Portion Is Intended To Be Tax-Free to TCA Shareholders
-  Voting Agreement Signed Representing Approximately 21% of TCA
   Shareholder Vote
- Transaction Subject to TCA Shareholder Approval and Regulatory Consents and Is Expected to Close by Year-End 1999



                  TRANSACTION VALUE & IMPLIED MULTIPLES

             (Amounts in Millions, Except Per Share Amounts)
Price Per TCA Share                                                 $63.89
TCA Shares Outstanding<F1>                                            51.1
Equity Value                                                        $3,264
Debt & Minority Interest<F2>                                           736
Total Transaction Value                                             $4,000
         Less:  Valuation of CableTime & Other Assets                  367
Transaction Value of Cable Assets                                   $3,633

Cable Multiple of 2000E EBITDA with Synergies<F3>                    16.1x
Cable Value Per 1999 Year End Subscriber                            $4,115

_______________________

<F1> Based on treasury shares outstanding methodology.
<F2> Minority interest relates to TCI and Donrey partnerships.
<F3>  Synergies include programming, advertising, plant operations and
SG&A.












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